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                                                                    EXHIBIT 11.2

                                CVS CORPORATION

                     COMPUTATION OF NET EARNINGS PER SHARE

                                                                          THREE MONTHS ENDED
                                                                       -------------------------
                                                                       MARCH 29,       MARCH 30,
                                                                         1997            1996
                                                                       ---------       ---------
                                                                             (IN MILLIONS,
                                                                       EXCEPT PER SHARE AMOUNTS)
PRIMARY EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)..............................................      $82.7           $46.0
  Less: Preferred dividends, net...................................        3.5             3.3
                                                                         -----           -----
  Net earnings (loss) used to calculate primary earnings (loss) per
     share.........................................................      $79.2           $42.7
                                                                         =====           =====
  Weighted average number of shares outstanding....................      166.7           164.6
  Add: Weighted average number of shares which could have been
     issued upon exercise of outstanding options...................        2.6              .6
                                                                         -----           -----
  Weighted average number of shares used to compute primary
     earnings (loss) per share.....................................      169.3           165.2
                                                                         =====           =====
  Primary earnings (loss) per share................................      $ .47           $ .26
                                                                         =====           =====
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Net earnings (loss)..............................................      $82.7           $46.0
  Less: Preferred dividends, net...................................         --              --
                                                                         -----           -----
  Net earnings (loss) used to calculate fully diluted earnings
     (loss) per share, before adjustments..........................       82.7            46.0
  Less: Adjustments resulting principally from the assumed
     conversion of the Series One ESOP Convertible Preference
     Stock, net of tax benefit.....................................        1.6             2.9
                                                                         -----           -----
  Net earnings (loss) used to calculate fully diluted earnings
     (loss) per share..............................................      $81.1           $43.1
                                                                         =====           =====
  Weighted average number of shares outstanding....................      166.7           164.6
  Add: Weighted average shares of Series One ESOP Convertible
     Preference Stock assuming conversion..........................        5.8             7.8
  Add: Weighted average number of shares which could have been
     issued upon exercise of outstanding options...................        2.8             1.3
                                                                         -----           -----
  Weighted average number of shares used to compute fully diluted
     earnings (loss) per share.....................................      175.3           173.7
                                                                         =====           =====
  Fully diluted earnings (loss) per share..........................      $ .46           $ .25
                                                                         =====           =====
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